The Chef’s Warehouse, Inc. 8-K

Exhibit 99.1

The Chefs’ Warehouse, Inc. Announces Filing of Form 12b-25

Ridgefield, CT, May 8, 2014 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States, today announced that it filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission in connection with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2014. The Company’s quarterly report was due on May 7, 2014.

Based on information the Company reviewed as part of the procedures for preparing the report on Form 10-Q for the quarter ended March 28, 2014, the Company has determined that the accrual for accounts payable at its Michael’s Finer Meats subsidiary may have been understated at quarter end by approximately $786,000. The Company is in the process of finalizing a detailed review of the accounts payable accrual and anticipates that it will file the report on Form 10-Q no later than five calendar days from the date that it was due. The effect of an understatement of the accrual for accounts payable by that amount would result in a reduction to net income by approximately $460,000 and net income per share by approximately $0.02 per share from the results that the Company preliminarily reported on May 1, 2014.

The impact of the accrual does not affect the Company’s previously issued financial guidance for fiscal year 2014.

About The Chefs' Warehouse

The Chefs' Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, patisseries, culinary schools and specialty food stores in the United States and Canada. The Chefs' Warehouse, Inc. carries and distributes more than 23,200 products to more than 17,500 customer locations throughout the United States and Canada

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic, weather and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s products and control the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company’s ability to deploy the remaining net proceeds from its September 2013 common stock offering within the timeframe contemplated; the Company’s ability to open, and begin servicing customers from, a new Chicago distribution center and the expenses associated therewith; increased fuel costs and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; the strain on the Company’s infrastructure and resources caused by its growth; the Company’s ability to recover its losses related to the accounting issue at its Michael’s Finer Meats subsidiary from the former owners of that business; and the results of the Company’s continuing investigation into the accounting issue involving its Michael’s Finer Meats subsidiary. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Contact:

Investor Relations:

John Austin, CFO, (718) 684-8415